UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
Current Report Pursuant to Section 13 or 15(d)
Of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 21, 2008
IOWA TELECOMMUNICATIONS SERVICES, INC.
(Exact Name of Registrant as Specified in its Charter)
Iowa
(State or Other Jurisdiction of Incorporation)

001-32354 (Commission File Number)	42-1490040 (IRS Employer Identification No.)
403 W Fourth Street North
Newton, Iowa 50208
(Address of Principal Executive Offices) (Zip Code)
(641) 787-2000
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01Entry into a Material Definitive Agreement
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT 99.1

Item 1.01 Entry into a Material Definitive Agreement.
     On November 21, 2008, Iowa Telecommunications Services, Inc. (“Iowa Telecom”) entered into an agreement to acquire substantially all of the assets of Sherburne Tele Systems, Inc. for a purchase price of approximately $80.6 million in cash, plus the assumption of certain liabilities, subject to certain balance sheet and tax adjustments. The acquisition is subject to receipt of necessary regulatory approvals. To fund the purchase, the Company has engaged the Rural Telephone Finance Cooperative as the arranger for $75.0 million in Incremental Loans under terms outlined in the existing Credit Agreement. The Rural Telephone Finance Cooperative has provided a commitment to fully fund the Incremental Loans if necessary. The remainder of the purchase price and any adjustments will be funded through the Company’s existing $100.0 million Revolving Credit Facility. The sale is expected to close in the first half of 2009. Additional information regarding Sherburne Tele Systems and the terms of the pending acquisition are described in the press release dated November 21, 2008 attached hereto as Exhibit 99.1 and incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(a) Financial Statements: None.
(b) Pro Forma Financial Information: None.
(c) Shell Company Transactions: None.
(d) Exhibits:
     Exhibit 99.1 Press release dated November 21, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: November 21, 2008

Iowa Telecommunications Services, Inc.
By	/s/ Donald G. Henry
Donald G. Henry
Vice President, General Counsel and Secretary

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
IOWA TELECOMMUNICATIONS SERVICES, INC.
EXHIBIT INDEX TO FORM 8-K

Date of Report:	Commission File No.:
November 21, 2008	001-32354

IOWA TELECOMMUNICATIONS SERVICES, INC.

EXHIBIT NO. ITEM
     99.1 Press Release dated November 21, 2008